Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Announces Three-Year Strategic Plan and Financial Targets
Digital Cash Payment Solutions Add New Layer of Growth
2024 Targets Include Annual Organic Revenue Growth of 7%, Adjusted EBITDA of $1 Billion
Management Affirms 2021 Guidance and 2022 Targets

RICHMOND, Va., December 15, 2021 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, disclosed its three-year strategic plan and 2024 financial targets in connection with its Investor Day event, which is being webcast today at 8:30 a.m. ET. The introduction of the company’s new digital cash payment solutions is a major focus of today’s investor presentation.
Doug Pertz, chief executive officer, said: “Brink’s is evolving from a route-based logistics company with growing organic revenue and expanding margins into a key player in the broader payments ecosystem-- with a focus on digital cash payment solutions. Our vision is to disrupt the cash management industry by offering a step change in value to a large addressable market of retailers that are currently underserved, or not served at all, by our industry.
“While cash usage accounts for approximately two-thirds of global consumer transactions, it’s clear that the payments ecosystem is changing, and we’re changing with it. Our digital solutions enable us to accelerate revenue and profit growth while continuing to play a critical role in facilitating economic inclusion, especially for vulnerable populations around the world that depend on cash.”
Pertz added: “We plan to achieve our 2024 financial targets by executing on two strategies. Strategy 1.0 is all about operational excellence, and is a continuation and expansion of the organic initiatives that made our first three-year strategic plan so successful, including revenue growth of 27% and operating profit growth of 81% from 2017 to 2019.
“Strategy 2.0 is focused on adding a new layer of high-margin growth by introducing digital cash payment solutions that enable retailers to process cash as easily as they process cards and other digital payments. Most retailers already have a digital solution to accept cards and other payments, but they don’t have a digital solution to manage cash payments, which account for a significant portion of their transactions. We have that solution, and we believe it will change the way customers and investors look at Brink’s. Our Strategy 2.0 digital solutions, including our growing ATM managed services business, give us a sustainable, first mover competitive advantage. We expect these solutions to add an incremental 10% of total revenue by 2024.“
As part of its go-to-market strategy, the company is launching BLUbeem™ by Brink’s®, a new brand for its digital cash payment solutions. Through partnerships with digital payment providers, BLUbeem digital cash payment solutions will be integrated with non-cash digital solutions and point-of-sale (POS) systems to provide a single solution for cash, card and digital payments.

Financial Targets
Management expects annual organic revenue growth of at least 7% to add over $1 billion of new revenue over the next three years, resulting in 2024 revenue of $5.3 billion to $5.5 billion, non-GAAP operating profit of approximately $800 million, adjusted EBITDA of approximately $1 billion, and free cash flow of approximately $575 million. The company believes achieving these targets will deliver a total shareholder return of 20% or more annually.

Management affirmed 2021 guidance, with revenue in a range between $4.1 billion and $4.2 billion and adjusted EBITDA of approximately $660 million at the midpoint. Management also affirmed its 2022 target range for adjusted EBITDA of $785 million to $825 million. The company will provide more information regarding 2022 during today’s investor presentation and when it releases fourth-quarter results in February 2022.

Investor Day
Brink’s is hosting a virtual Investor Day event today, December 15, 2021, beginning at 8:30 a.m. ET. The event includes presentations by senior management and will be followed by a live question-and-answer session. To access the live webcast of the presentation, visit the Brink’s Investor Relations page at https://investors.brinks.com at least 15 minutes prior to the presentation to register for the event. The webcast will be available for replay beginning on December 16, approximately 24 hours after the completion of the event.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Non-GAAP Financial Measures
Non-GAAP financial measures described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The 2021 Non-GAAP outlook, the 2022 Non-GAAP target amount for adjusted EBITDA and the 2024 Non-GAAP target amounts for operating profit, adjusted EBITDA and free cash flow cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, non-GAAP measures are utilized as performance measures in certain management incentive compensation plans. Non-GAAP measures should not be considered as an alternative to revenue, operating profit, net income amounts or net cash provided by operating activities determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Forward-looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should,“ “vision” and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2021 guidance, financial targets for 2022 and 2024 (including revenue, operating profit, adjusted EBITDA, and free cash flow) and drivers thereof, future shareholder return, expected future revenues from digital solutions and market trends.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; higher-than-expected inflation; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020 and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and Brink's undertakes no obligation to update any information contained in this document.

###
3